SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 21, 2001


                             AMERICAN SKIING COMPANY
             (Exact name of Registrant as specified in its charter)


  Delaware                      1-13507                    04-3373730
 (State or other               (Commission              (1.R.S. Employer
jurisdiction of                File Number)             Identification No.)
incorporation)


P.O. Box 450, Bethel, Maine                                       04217
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:          (207) 824-8100

Former name or former address, if changed since last report: Not Applicable




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Item 2. Other Events.

                  See Press Release attached as Exhibit 99.1 hereto.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of businesses acquired.

                  American Skiing Company and MeriStar will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC within 60 days of the date hereof.

         (b)      Pro forma financial information.

                  American Skiing Company and MeriStar will file a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC within 60 days of the date hereof.

         (c)      Exhibits.

                    2.1. Amendment to Agreement and Plan of Merger dated as of February 21, 2001 between American Skiing Company, MeriStar Hotels and Resorts, Inc. and a wholly-owned subsidiary formed by American Skiing Company for purposes of the merger.

                    99.1. Press Release issued by the Registrant on February 22, 2001.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMERICAN SKIING COMPANY



Date:    February 23, 2001            /s/ Foster A. Stewart, Jr.
                                   ---------------------------------------------
                                     Name:      Foster A. Stewart, Jr.
                                     Title:     Vice President and
                                                General Counsel

                                  EXHIBIT INDEX


                  Exhibit
                    No.                              Description

                    2.1 Amendment to Agreement and Plan of Merger dated as of February 21, 2001 between American Skiing Company, MeriStar Hotels and Resorts, Inc. and a wholly-owned subsidiary formed by American Skiing Company for purposes of the merger.

                    99.1. Press Release issued by the Registrant on February 22, 2001.